Exhibit 3.1

FIFTH RESTATED

CERTIFICATE OF INCORPORATION

OF

AMERICAN TIRE DISTRIBUTORS, INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

American Tire Distributors, Inc., (the “Corporation”) a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”),

DOES HEREBY CERTIFY:

FIRST: That the Corporation was originally incorporated pursuant to the DGCL on December 28, 1998 under the name of Heafner Tire Group, Inc. A Restated Certificate of Incorporation was filed on April 3, 2001. A Second Restated Certificate of Incorporation of the Corporation was filed on March 27, 2002. An amendment to the Second Restated Certificate of Incorporation of the Corporation, changing the name of the Corporation from Heafner Tire Group, Inc. to American Tire Distributors, Inc. was filed on May 30, 2002. A Third Restated Certificate of Incorporation was filed on July 10, 2002. A Certificate of Correction to the Third Restated Certificate of Incorporation of the Corporation was filed on August 12, 2002. A Fourth Restated Certificate of the Corporation was filed on October 31, 2003.

SECOND: That this Fifth Restated Certificate of Incorporation of the Corporation was approved by the holders of the requisite number of shares of the Corporation in accordance with Section 228 of the DGCL.

THIRD: That the Board of Directors of the Corporation has duly adopted this Fifth Restated Certificate of Incorporation of the Corporation pursuant to Sections 242 and 245 of the DGCL, declaring said restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefore.

FOURTH: That the Certificate of Incorporation of the Corporation is amended and restated in its entirety as follows:

ARTICLE I

NAME OF CORPORATION

The name of the Corporation is:

American Tire Distributors, Inc.

ARTICLE II

REGISTERED OFFICE

The address of the registered office of the Corporation in the State of Delaware is 2711 Centersville Road Delaware, Suite 400, Wilmington, New Castle County, DE 19808, and the name of its registered agent at that address is Corporation Service Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

AUTHORIZED CAPITAL STOCK

The Corporation shall be authorized to issue one class of stock to be designated Common Stock; the total number of shares which the Corporation shall have authority to issue is one thousand (1000), and each such share shall have a par value of $0.01.

ARTICLE V

BOARD POWER REGARDING BYLAWS

Except as otherwise provided in this Fifth Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation

ARTICLE VI

BOARD OF DIRECTORS

The number of directors of the Corporation shall be not less than six (6) and shall be subject to adjustment from time to time in accordance with provisions therefore set forth in the Bylaws of the Corporation.

ARTICLE VII

ELECTION OF DIRECTORS

Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE VIII

LIABILITY

A director of the Corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

ARTICLE IX

CORPORATE POWER

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Fifth Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, this Fifth Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the DGCL and has been executed by its duly authorized officer this 31st day of March 2005.

AMERICAN TIRE DISTRIBUTORS, INC.

By:	/s/ Richard P. Johnson
Name:	Richard P. Johnson
Title:	Chairman and CEO